Exhibit 10.1
SHARE ISSUANCE AGREEMENT

SHARE ISSUANCE AGREEMENT dated the 22nd day of December, 2010,

BETWEEN:

Straight Path Capital , a United Kingdom company formed under the Companies Act 2006
("SUBSCRIBER")

AND:

Jammin Java Corp., a Nevada domestic corporation, with a corporate office on 8200 Wilshire Blvd Suite 200, Beverly Hills, CA 90211
(hereinafter, the "COMPANY")

NOW THEREFORE THIS SHARE ISSUANCE AGREEMENT  ("AGREEMENT")  WITNESSES that the parties hereto agree as follows:

ARTICLE 1 - INTERPRETATION

SECTION 1.1.  DEFINITIONS.  When used in this Agreement  (including the recitals and schedules  hereto) or in any amendment  hereto,  the following  terms shall, unless otherwise expressly provided, have the meanings assigned to them herein:

"BANKING DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the United Kingdom or other day on which banking institutions are authorized or obligated to close in the United Kingdom.

"CHARTER DOCUMENTS" means constating documents and by-laws, and all amendments thereto;

"CONSENT" means any  permit,   license,   approval,   consent,  order,  right, certificate, judgment,  writ,  injunction,  award,  determination,  direction, decree, authorization,  franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation;

"SHARE PRICE" means a price of $0.40 and

"DOLLAR" or "$" means the currency of the United States of America.

ARTICLE 2 - THE SHARE ISSUANCE

SECTION 2.1. SHARE ISSUANCE.  The Subscriber shall make available to the Company in accordance with, and subject to the terms and conditions of, this Agreement, until December 22, 2011 (the  "COMPLETION  DATE"),  up to  $2,500,000 by way of Investments in accordance with this Sections 2.2, 2.3 and 2.4 of this Agreement. The Subscriber may in its sole discretion at any time rescind this offer or refuse a request for payment if not satisfied with the business affairs of the Company. The Completion Date may be extended for an additional term of up to twelve months at the option of the Company or the Subscriber upon written notice on or before the Completion Date in accordance with the notice  provisions in Section of this Agreement.

SECTION  2.2. THE INVESTMENTS.  On the terms and conditions set forth herein the Subscriber, from time to time, on any Banking Day, prior to the Completion Date, Agrees, at its sole discretion, to make Investments to the Company ("INVESTMENTS"). Each Investment shall be in an aggregate amount of not more than  $40,000.

SECTION 2.3.  PROCEDURE TO REQUEST INVESTMENTS.  Each Investment shall be made on or before five Banking Days following notice from the Company.  Each such notice shall be given by a notice to the Subscriber in the form substantially the same as the form attached hereto in Schedule A (each a "NOTICE").

SECTION 2.4.  SUBSCRIPTION AGREEMENT.  Upon making each Investment, the Subscriber shall provide an executed Subscription Agreement, in a form acceptable to both parties to this Agreement, to the Company.

SECTION  2.5. USE OF PROCEEDS.  The Company shall use all Investments  to fund operating  expenses,   acquisitions,   working  capital  and  general  corporate
activities.

SECTION 2.6 OPTION. The Subscriber may, at their discretion, take the option to subscribe up to a further  $500,000, when the total  subscription  from this agreement has been received by the Company.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Subscriber:

(a)
Organization and  Corporate Power.  The Company has been duly incorporated  and  organized  and is  validly  subsisting  and in good standing under the laws of its  jurisdiction  and has full  corporate right,  power and authority to enter into and perform its  obligations under the Agreement  to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b)
Conflict  with Other  Instruments.  The  execution and delivery by the Company of the  Agreement  and the  performance  by the Company of its obligations  thereunder,  do not and will not:  (i)  conflict  with or result in a breach of any of the terms,  conditions or provisions  of: (A) the charter documents of the Company; (B) any law applicable to or binding on the Company; or (C) any contractual  restriction binding on or affecting the Company or its  properties  the breach of which would have a material adverse effect on the Company;  or (ii) result in, or require or permit:  (A) the  imposition of any lien on or with respect to the properties now owned or hereafter  acquired by the Company;  or (B) the acceleration of the maturity of any debt of the Company, under any contractual provision binding on or affecting the Company;

(c)
Consents Official Body Approvals. The execution and delivery of the Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary action on the part of the Company,  and no Consent under any applicable law and no registration, qualification, designation, declaration or filing with any official body having jurisdiction  over the  Company is or was necessary therefor. The Company possesses all Consents, in full force and effect, under any applicable Law which are necessary in connection with the operation of its business, the non-possession of which could reasonably be expected to have a material adverse effect on the Company;

(d)
Execution of Binding Obligation. The Agreement has been duly executed and  delivered by the Company and, when duly executed by the Company and delivered for value, the Agreement will constitute legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms;

(e)
No Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened against or affecting the Company (nor, to the knowledge of the Company,  after due  inquiry,  any basis  therefor)  before any official body having jurisdiction  over the Company  which  purport to or do challenge the validity or propriety of the  transactions  contemplated  by the Share Issuance the Company,  which if adversely  determined could reasonably be expected to have a material adverse effect on the Company;

(f)
Absence of  Changes. Since the date of the most recently delivered financial statements of the Company, the Company has carried on its business, operations and affairs only in the ordinary and normal course consistent with past practice.

Section 3.2. Investor Warrants to the Company

REPRESENTATIONS BY THE UNDERSIGNED.  The undersigned represents and warrants as follows (by placing his or her initials next to the space provided below):

______                      The undersigned (and the Subscriber if different) resides outside of the United States and am not a “U.S. person” as such term is defined under Regulation S as promulgated by the Securities and Exchange Commission (“SEC”) under authority of the Securities Act of 1933, as amended (the “1933 Act”, the “Act” or the “Securities Act”).  The undersigned (and the Purchaser if different) was not solicited for an investment in this Offering by the Company or any person or entity acting on its behalf while he, she or it, was located within the United States and has not entered into this Agreement inside the United States.  To enable the Company to avoid withholding interest paid, the undersigned (and the Purchaser if different) certifies under penalty of perjury that it is neither a citizen nor a resident of the United States and that its address set forth below is correct.

(a)	At the time the buy order for the Securities was originated, Subscriber was outside the United States.

(b)	Subscriber is purchasing the Securities for his, her or its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

(c)
All offering documents received by the Subscriber include statements to the affect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the 1933 Act or an exemption from the registration requirement is available.

(d)
Subscriber has been informed that the Securities will not be registered in the United States under the 1933 Act, and are being offered and sold pursuant to this Agreement in reliance on an exemption from the registration requirements of the 1933 Act for non-public offerings.

(e)
Subscriber and/or Subscriber’s advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering.  The Subscriber acknowledges that, in making the decision to purchase the Securities, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Securities, including but not limited to tax matters, except for the representations and warranties in this Agreement;

(f)
The undersigned recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless resale of such Securities are registered under the Act or unless an exemption from registration is available; no public agency has passed upon the fairness of the terms of the Offering; the undersigned may not sell the Securities without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(g)
The undersigned is acquiring the Securities for his, her or its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he, she or it does not presently have any reason to anticipate any change in his, her or its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require his, her or its sale or distribution of the Securities.  No one other than the undersigned has any beneficial interest in said securities. The Purchaser is purchasing the Securities for his, her, or its account for the purpose of investment and not (i) with a view to, or for sale in connection with, any distribution thereof; or (ii) for the account or on behalf of any U.S. Person;

(h)
The undersigned recognizes that the investment herein is a speculative venture and that the total amount of funds tendered to purchase Securities is placed at risk and may be completely lost.  The purchase of Securities as an investment involves special risks;

(i)
 The undersigned realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be purchased unless the undersigned has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the undersigned can provide for current needs and possible personal contingencies;

(j)
The undersigned confirms and represents that he, she or it is able (i) to bear the economic risk of his, her or its investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of his, her or its investment.  The undersigned also represents that he, she or it has (i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

(k)
The undersigned understands that the ability to transfer the Securities will be restricted which includes restrictions against transfers unless the transfer is effected in compliance with the 1933 Act and applicable state securities laws (including investment suitability standards); that the Company will consent to a transfer of the Securities only if the transferee represents that such transferee meets the suitability standards required of an initial subscriber and that the Company has the right, in its sole discretion, to refuse to consent to the transfer of the Securities;

(l)
The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities. All information which the undersigned has provided to the Company concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, the undersigned will immediately provide the Company with such information;

(m)
The Purchaser (i) will not, during the period commencing on the date of the closing of this Offering (the “Closing Date”) and ending 40 days after the Closing Date (the "Restricted Period"), offer or sell or agree to sell the Securities in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or 904, as applicable, of Regulation S; and (ii) will, after the expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities or the common stock issuable upon the exercise of the Securities only pursuant to registration under the 1933 Act or an available exemption therefrom and, in any case, in accordance with applicable federal and state securities laws;

(n)	The Purchaser and its affiliates have been advised of and are familiar with, have complied, and will comply, with the offering restrictions, and any other requirements, of Regulation S;

(o)
The transactions contemplated by this Agreement (i) have not been pre-arranged by the Purchaser with a purchaser located in the United States which is a U.S. Person, and (ii) are not part of a plan or scheme by the Purchaser to evade the registration provisions of the 1933 Act;

(p)
Neither the Purchaser nor any of its affiliates has entered, has the intention of entering, or will during the Restricted Period (or thereafter unless in accordance with Regulation S) enter into, with any U.S. Person, any put option, short position or other similar instrument or position with respect to the Securities or securities into which the Securities are convertible;

(q)	The undersigned is not an “affiliate” of the Company, defined as any individual or entity controlling, controlled by or under common control with the Company;

(r)
The Subscription hereunder is irrevocable by Investor, that, except as required by law, Investor is not entitled to cancel, terminate or revoke this Agreement or any agreements of Investor hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of Investor and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.  If Investor is more than one person, the obligations of Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(s)	No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment purposes; or any recommendations or endorsements of the Securities.

(t)
 The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation S thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Investor herein.

(u)
It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and/or Regulation S of the Securities Act, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

ARTICLE 4 - COVENANTS OF THE COMPANY

SECTION 4.1.  AFFIRMATIVE COVENANTS.  Until the Completion Date, the Company shall:

     (a) COMPLIANCE WITH LAWS,   ETC.   Comply with all applicable   laws, non-compliance  with which could have a material adverse effect on the Company;

     (b) PAYMENT OF TAXES AND CLAIMS.  Pay and discharge before the same shall become delinquent: (i) all taxes and assessments;  and (ii) all lawful claims which, if unpaid, might become a lien upon or in respect of the Company's assets or properties;

     (c) MAINTAIN TITLE. Maintain and, as soon as reasonably practicable, defend and take,  all action  necessary or advisable at any time,  and from time to time, to maintain, defend,  exercise or renew its right, title and interest in and to all of its property and assets;

     (d) PAY OBLIGATIONS TO SUBSCRIBER AND PERFORM OTHER COVENANTS.  Make full and timely payment of its obligations hereunder and duly comply with the terms and covenants contained in this Agreement, all at the times and places and in the manner set forth therein;

     (e) FURTHER ASSURANCES.  At its cost and expense, upon request by the Subscriber, duly execute and deliver, or cause to be duly executed and delivered,  to the  Subscriber,  such further  instruments  and do and cause to be done such other acts as may be  necessary or proper in the reasonable opinion of the Subscriber to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE 5 - SHARE ISSUANCE

SECTION 5.1 SHARE IS SUANCE. The Company shall issue, within fifteen (15) Banking Days following the date of the receipt by the Company of any Investment under this Agreement common shares of the Company (the “SHARES").  Upon receipt of any Investment under this Agreement, the Company shall promptly cause its registrar and transfer agent to issue the  certificates  representing  the Shares.

SECTION 5.2 FRACTIONAL SHARES.  Notwithstanding any other provisions of this Agreement,  no certificate  for  fractional  shares of the Shares shall be issued to the Subscriber. In lieu of any such fractional shares, of the Subscriber would otherwise be entitled to receive a fraction of a share of the Shares following  a Share  Issuance,  the  Subscriber  shall be entitled to receive from the Company a stock certificate  representing the nearest whole number of shares of the Company.

ARTICLE 6 - MISCELLANEOUS

SECTION 6.1. NOTICES, ETC. Except as otherwise expressly  provided herein, all notices,  requests,  demands,  directions and communications by one party to the other shall be sent by hand  delivery or  registered  mail or fax,  and shall be effective when hand  delivered or when delivered by the relevant  postal service or when  faxed and  confirmed,  as the case may be.  All such notices shall be addressed to the  President of the  notified  party at its address  given on the signature page of this Agreement,  or in accordance  with any unrevoked  written direction from such party to the other party.

SECTION 6.2. NO WAIVER REMEDIES.  No failure on the part of the  Subscriber or the  Company  to  exercise,  and no delay in  exercising,  any right  under this Agreement  shall operate as a waiver  thereof.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 6.3. JURISDICTION. (1) Each of the parties hereby irrevocably attorns to the non-exclusive  jurisdiction  of the  Courts  of the  United Kingdom in any action or proceeding  arising out of or relating to this Agreement.  The Company agrees  that a  final  judgment  in any  such  action  or  proceeding  shall  be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other  manner  provided by Law; and (2) nothing in this Section 6.3 shall affect the right of the  Subscriber  to serve legal  process in any other manner permitted  by Law or affect the right of the  Subscriber  to bring any action or proceeding  against  the  Company  or  its  property  in  the  courts  of  other jurisdictions.

SECTION 6.4. SUCCESSORS AND ASSIGNS.  The Company shall not have the right to assign its rights hereunder or any interest herein  without the prior  written consent of the Subscriber, which consent may be arbitrarily withheld.

SECTION 6.5.  SEVERABILITY.  If one or more provisions of this Agreement be or become invalid,  or unenforceable in whole or in part in any  jurisdiction,  the validity of the remaining  provisions of this  Agreement  shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as  possible  duplicates  the  economic intent of the invalid provision.

SECTION 6.6. COUNTERPARTS. This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

SECTION 6.7.  SYNDICATION/PARTICIPATION.  The Subscriber may not sell, transfer, assign,  participate,  syndicate or negotiate to one or more third  parties,  in whole or in part, the Commitment  and its rights under this  Agreement,  without the prior written  consent of the Company,  which consent may not be arbitrarily withheld.

SECTION 6.8. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement (a) signed by one party and faxed to another party and/or (b) signed by one party and emailed to another party, shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF the parties hereto  have caused this  Agreement  to be executed by their respective officers thereunto duly authorized,  as of the date first above written.

THE SUBSCRIBER	THE COMPANY

STRAIGHT PATH CAPITAL	JAMMIN JAVA CORP.

By: /s/ Raymond Hall	By: /s/ Anh Tran
Raymond Hall Vice President Business Development	Authorized Signing Officer

SCHEDULE A

NOTICE

To: STRAIGHT PATH CAPITAL. (the "Subscriber")

The undersigned, JAMMIN JAVA CORP (the "Company") hereby requests an Investment of 40,000 in accordance with the terms and conditions set forth in the Share Issuance agreement dated December 22, 2010, between the Subscriber and the Company and as of the Date of Notice written below.

DATE OF NOTICE:

Remaining amount to be Invested under
the Share Issuance:

JAMMIN JAVA CORP.

Per: /s/ Anh Tran
Authorized Signatory

The Subscriber  hereby  acknowledges  receipt of this Notice and agrees with the amounts set out above as of this Notice.

STRAIGHT PATH CAPITAL.

Per: /s/ Raymond Hall
Authorized Signatory